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                                 Exhibit 21.1
                   Subsidiaries of IPC Communications, Inc.

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Name                                                                    Place of Incorporation
IPC Information Systems, Inc. (operating corp.)                         Delaware

IPC Information Systems Canada, Inc. (operating corp.)                  Canada

IPC Information Systems Far East, Inc. (holding corp.)                  Delaware

IPC Information Systems Asia Pacific, Limited (operating corp.)         Hong Kong

IPC U.K. Holdings Limited (holding corp.)                               United Kingdom

IPC Information Systems (operating Corp.)                               United Kingdom

IPC UK SPC Limited (holding corp.)                                      United Kingdom

IPC Funding Corp. (holding corp.)                                       Delaware

IXnet, Inc. (holding corp.)                                             Delaware

International Exchange Networks, Ltd. (operating corp.)                 Delaware

Saturn Global Network Services Holdings Limited (holding corp.)         United Kingdom

IXnet Brasil Comercio & Participacoes LTDA. (operating corp.)           Brazil

International Exchange Networks (Mexico), S.A. de C.V. (operating       Mexico
 corp.)

International Exchange Network Corp. (holding corp.)                    Delaware

MXNet Inc. (operating corp.)                                            Delaware

IXnet Australia PTY Limited (f/k/a Saturn Global Network Services PTY   Australia
 Limited) (operating corp.)

International Exchange Network SAS (operating corp.)                    France

International Exchange Network GmbH (operating corp.)                   Germany

Saturn Global Network Services (Hong Kong) Ltd. (operating corp.)       Hong Kong

IXnet Japan Co., Ltd. (operating corp.)                                 Japan

Saturn Global Network Services (Japan) Ltd. (operating corp.)           Japan

Saturn Global Network Services (Singapore) PTE Ltd. (operating corp.)   Singapore

IXnet UK Limited (operating corp.)                                      United Kingdom

Saturn Global Networks, Inc. (operating corp.)                          New York

IXnet PTE Ltd. (operating corp.)                                        Singapore

Saturn Global Network Services (U.K.) Ltd.                              United Kingdom

Saturn Systems PTE Ltd                                                  Singapore

International Exchange Networks (Hong Kong) Limited                     Hong Kong

Saturn Employee Trustee (Jersey) Limited                                Jersey, Channel Islands
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